EXHIBIT 10.48

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of June 10, 2008, between VGXI, Inc. (the “Purchaser”), a Delaware corporation, and VGX Pharmaceuticals, Inc. (the “Company”), a Delaware corporation.

BACKGROUND:

The Purchaser wishes to purchase from the Company, and the Company wishes to sell to the Purchaser, the Purchased Assets, subject to the Assumed Liabilities (as both terms are defined below), upon the terms and subject to the conditions set forth herein.  Certain capitalized terms used but not defined herein shall have the respective meanings given to them in Article XIII hereof.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I
PURCHASE AND SALE

1.1           Purchased Assets.  At the Closing, the Company shall sell, transfer, convey and deliver to the Purchaser, free and clear of all Encumbrances other than the Permitted Encumbrances, all of the Company’s right, title and interest in and to all of the following assets and properties (the “Purchased Assets”):

(a)           All equipment, machinery, furniture, fixtures, inventory and other tangible assets of the Company listed on Schedule 1.1(a) hereto (for the purpose of evaluating the value of the Purchased Assets listed on Schedule 1.1(a), it is noted that the value of the inventory for purposes of determining the Purchase Price was calculated by the parties in the factory cost basis);

(b)           The Contracts set forth on Schedule 1.1(b) hereto (the “Assigned Contracts”); and

(c)           All of the Company’s patents and patent applications set forth on Schedule 1.1(c) hereto, and all goodwill associated therewith (the “Transferred Intellectual Property”).

Schedule 1.1(a) Schedule 1.1(b) and Schedule 1.1(c) shall contain an accurate and complete description of any and all the Purchased Assets.

1.2           Assumption of Liabilities.  At the Closing, the Company shall assign to the Purchaser, and the Purchaser shall assume and agree to pay, perform and discharge, from and after the Closing, the following liabilities of the Company (the “Assumed Liabilities”).

(a)           Any and all Liabilities arising out of or relating to the DNA plasmid products of the Company (the “Products”), whether or not manufactured or sold on, prior to or after the

Closing Date, including, without limitation, claims under warranties and other product liability matters with respect thereto;

(b)           Any and all Liabilities to fill orders for Products that remain open as of the Closing Date;

(c)           Any and all Liabilities under the Assigned Contracts and the Assigned Intellectual Property, whether or not arising on, prior to or after the Closing Date; and

(d)           Any and all other Liabilities arising out of or relating to the Purchased Assets.

Except as specifically disclosed in this Section 1.2, the Purchaser may not assume and agree to pay, perform and discharge any liabilities of the Company.

ARTICLE II
PURCHASE PRICE

2.1           Purchase Price.

(a)           The consideration payable to the Company for the purchase of the Purchased Assets (the “Purchase Price”) shall be:

(i)            Cash in an amount equal to $9,110,000 according to the following schedule:

Closing Date	$1,750,000 (the “Closing Payment”)

June 30, 2008	$1,360,000

December 15, 2008	$4,000,000

March 31, 2009	$2,000,000

(ii)           The assumption by the Purchaser of the Assumed Liabilities at the Closing as set forth in Schedule 2.1(a)(ii).

2.2           Allocation of the Purchase Price.  At least 30 days before the required due date of Form 8594 under Section 1060 of the Code (or any successor form or successor provision of any future Tax law) (“Form 8594”), the Purchaser and the Company shall agree upon an allocation of the Purchase Price, which shall be allocated among the Purchased Assets in accordance with the requirements of such Section 1060, using the unconsolidated assets of the Company.  The Purchaser and the Company shall each report the federal, state and local income and other Tax consequences of the transactions contemplated by this Agreement in a manner consistent with such allocation, including the preparation and filing of Form 8594 with their respective federal income Tax returns for the taxable year that includes the Closing Date, and neither the Purchaser nor the Company shall take any position or other action inconsistent with such allocation unless otherwise required by applicable Legal Requirements.  In the event that the agreed upon allocation is disputed by any Governmental Authority, the party receiving notice of such dispute shall promptly notify and consult with the other parties hereto concerning resolution of such dispute, and shall keep such other parties apprised of the status of such dispute and the resolution thereof.

ARTICLE III
CLOSING; DELIVERIES

3.1           Closing.  The consummation of the purchase and sale of the Purchased Assets and the assignment and assumption of the Assumed Liabilities (the “Closing”) shall take place at 10:00 a.m. (Philadelphia time) on the second Business Day after the satisfaction or waiver of the conditions (excluding conditions that, by their terms, cannot be satisfied until the Closing Date) set forth in Articles VIII and IX hereof (the “Closing Date”), unless another time or date is agreed to by the parties hereto.  The Closing shall be held at the offices of Duane Morris LLP, 30 South 17th Street, Philadelphia, PA 19103, unless another place is agreed to by the parties hereto.

3.2           Deliveries by the Purchaser.  At the Closing, the Purchaser shall deliver or cause to be delivered the following to the Company:

(a)           The Closing Payment, by wire transfer of immediately available funds to an account designated by the Company at each installment time as stated in Section 2.1 (a)(i);

(b)           The Purchaser Closing Certificate (as defined in Section 9.3 hereof) and the Ancillary Agreements required to be executed by the Purchaser pursuant to Article IX hereof, executed by the Purchaser; and

(c)           Such other Contracts, certificates and documents as shall be contemplated hereby or as shall be reasonably requested by the Company.

3.3           Deliveries by the Company.  At the Closing, the Company shall deliver or cause to be delivered the following to the Purchaser:

(a)           The Company Closing Certificate (as defined in Section 8.3 hereof) and the Ancillary Agreements required to be executed by the Company pursuant to Article VIII hereof, executed by the Company; and

(b)           Such other Contracts, consents, certificates and documents as shall be contemplated hereby or as shall be reasonably requested by the Purchaser.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE STOCKHOLDERS

The Company and the Stockholders hereby jointly and severally represent and warrant to the Purchaser as follows:

4.1           Authority; Enforceability.  The execution, delivery and performance by the Company of this Agreement and each Ancillary Agreement to which it is a party, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action on the part of the Company (including Board of Directors and stockholder approval).  This Agreement has been, and each Ancillary Agreement to which the Company is a party will be, duly and validly executed and delivered by the Company and constitutes, and will constitute, the valid and binding obligation of the Company, enforceable against it in accordance with its respective terms, except (a) as limited by Legal Requirements of general application relating to bankruptcy, insolvency and relief of debtors or (b) as limited by Legal Requirements governing specific performance, injunctive relief or other equitable remedies and by general principles of equity.  The Company has the requisite power and authority to execute and deliver this Agreement and each Ancillary Agreement to which it is a party and to consummate the transactions contemplated hereby and thereby.

4.2           Consents; Non-Contravention.

(a)           Except as set forth on Schedule 4.2, no consent, approval, authorization, exemption or waiver of, or notice or filing with, any Person is required to be obtained, given or made, as applicable, by the Company in connection with the execution, delivery and performance by the Company of this Agreement or any Ancillary Agreement to which it is a party, or to consummate the transactions contemplated hereby and thereby.

(b)           Except as set forth on Schedule 4.2, the execution, delivery and performance by the Company of this Agreement and each Ancillary Agreement to which it is a party or by which it is bound and the consummation by the Company of the transactions contemplated hereby and thereby does not and will not, with or without the giving of notice or the lapse of time or both, (i) contravene, conflict with or violate any Legal Requirement to which the Company is subject; (ii) contravene, conflict with or violate any Order applicable to the Company; (iii) contravene, conflict with or violate any provision of the Governing Documents of the Company; (iv) contravene, conflict with, violate, result in a breach of, constitute a default under, result in or permit the termination or amendment of any provision of, or result in or permit the acceleration of the maturity or cancellation of performance of any obligation under, any Contract to which the Company is a party or (v) result in the creation or imposition of any Encumbrance (except the Permitted Encumbrances) upon any of the Purchased Assets or give to any other Person any interests or rights therein, other than any of the foregoing events that would not reasonably be expected to adversely affect (A) the validity or enforceability of this Agreement or any Ancillary Agreement or (B) the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements.

4.3           Organization.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority to carry on its business and to own, lease and/or use its assets and properties.

4.4           Title to Assets. The Company has good and valid title to all of the Purchased Assets and, in the case of leased Purchased Assets, to its leasehold interests, free and clear of all Encumbrances, except for the Permitted Encumbrances.

4.5           Litigation.  There is no outstanding Order or Proceeding pending or, to the Knowledge of the Company, threatened, against or affecting the Company except for any such matter that would not reasonably be expected to adversely affect (i) the validity or enforceability of this Agreement or any Ancillary Agreement; or (ii) the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements.

4.6           Brokers.  The Company has not retained any broker, finder or investment banking firm or any other Person to act on its behalf in connection with the transactions contemplated by this Agreement and, to the Company’s knowledge, no other Person is entitled to receive any brokerage commission, finder’s fee or other similar compensation in connection with the transactions contemplated by this Agreement and the Ancillary Agreements.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants to the Company as follows:

5.1           Authority; Enforceability.  The execution, delivery and performance by the Purchaser of this Agreement and each Ancillary Agreement to which it is a party, and the consummation by the Purchaser of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action on the part of the Purchaser.  This Agreement has been, and each Ancillary Agreement to which the Purchaser is a party will be, duly and validly executed and delivered by the Purchaser and constitutes, and will constitute, the valid and binding obligation of the Purchaser, enforceable against it in accordance with its respective terms, except (a) as limited by Legal Requirements of general application relating to bankruptcy, insolvency and relief of debtors or (b) as limited by Legal Requirements governing specific performance, injunctive relief or other equitable remedies and by general principles of equity.  The Purchaser has the requisite power and authority to execute and deliver this Agreement and each Ancillary Agreement to which it is a party and to consummate the transactions contemplated hereby and thereby.

5.2           Organization.  The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority to carry on its business and to own, lease and/or use its assets and properties.

5.3           Consents; Non-Contravention.

(a)           Except as set forth on Schedule 5.3, no consent, approval, authorization, exemption or waiver of, or notice or filing with, any Person is required to be obtained, given or made, as applicable, by the Purchaser in connection with the execution, delivery and performance by the Purchaser of this Agreement or any Ancillary Agreement to which it is a party, or to consummate the transactions contemplated hereby and thereby.

(b)           Except as set forth on Schedule 5.3, the execution, delivery and performance by the Purchaser of this Agreement and each Ancillary Agreement to which it is a party or by which it is bound and the consummation of the transactions contemplated hereby and thereby does not and will not, with or without the giving of notice or the lapse of time or both, (i) contravene, conflict with or violate any Legal Requirement to which the Purchaser is subject; (ii) contravene, conflict with or violate any Order applicable to the Purchaser; (iii) contravene, conflict with or violate any provision of the Governing Documents of the Purchaser or (iv) contravene, conflict with, violate, result in a breach of, constitute a default under, result in or permit the termination or amendment of any provision of, or result in or permit the acceleration of the maturity or cancellation of performance of any obligation under, any Contract to which the Purchaser is a party, other than any of the foregoing events that would not reasonably be expected to adversely affect (A) the validity or enforceability of this Agreement or any Ancillary Agreement or (B) the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements.

5.4           Brokers.  The Purchaser has not retained any broker, finder or investment banking firm to act on its behalf in connection with the transactions contemplated by this Agreement and, to the Purchaser’s knowledge, no other Person is entitled to receive any brokerage commission, finder’s fee or other similar compensation in connection with the transactions contemplated by this Agreement.

5.5           Litigation.  There is no outstanding Order or Proceeding pending or, to the knowledge of the Purchaser, threatened, against or affecting the Purchaser except for any such matter that would not reasonably be expected to adversely affect (i) the validity or enforceability of this Agreement or any Ancillary Agreement; or (ii) the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements.

5.6           Disclaimer of Warranties.  The Purchaser acknowledges that, except as expressly set forth in Article IV of this Agreement, the Company has not made any representations or warranties, express or implied, regarding the Company, the Purchased Assets or the Assumed Liabilities.  The Purchaser further acknowledges that all warranties with regard to merchantability, fitness for a particular purpose, condition or design or arising by statute or otherwise in law are expressly excluded and that, except as otherwise set forth in Article IV hereof, the Purchaser is accepting the Purchased Assets and the Assumed Liabilities on an “as-is where-is, with all faults” basis.

ARTICLE VI
COVENANTS OF THE COMPANY

6.1           Further Assurances.  At any time or from time to time after the Closing, the Company shall, at the sole cost and expense of the Purchaser, execute and deliver any further instruments or documents and take all such further action as the Purchaser shall reasonably request to evidence the consummation of the transactions contemplated hereby.

6.2           Confidentiality.  Unless otherwise consented to by the Purchaser, the Company shall keep strictly confidential, and shall not disclose to any Person, the terms or existence of this Agreement, the Ancillary Agreements or the transactions contemplated hereby or thereby; provided, however, that the Company may disclose such information to the extent required by any Legal Requirement, in which event the Company shall provide the Purchaser with prompt written notice of such requirement, so that the Purchaser may seek an appropriate protective order or other remedy (as to which the Company shall provide reasonable cooperation) and may disclose such information to the extent required by the third party with whom the Company is engaged in discussions regarding a possible strategic transaction.

6.3           Books and Records.  From the Closing Date until the fifth anniversary thereof, the Company shall provide the Purchaser with access to the business records, contracts and other information the Company existing at the Closing Date and relating to the Purchased Assets and the Assumed Liabilities as is reasonably necessary for (a) the preparation for or the prosecution or defense of any Proceeding or investigation; (b) the preparation and filing of any tax return or election relating the Purchased Assets or the Assumed Liabilities and any audit by any taxing authority of any returns of the Purchaser relating thereto and (c) the preparation and filing of any other documents required by any Governmental Authority to be prepared and filed by or on behalf of the Purchaser.  The Purchaser shall reimburse the Company for all reasonable out-of-pocket costs and expenses incurred by the Company in providing such information and in rendering such assistance.  The access to files, books and records contemplated by this Section 6.3 shall be during normal business hours and upon reasonable notice and shall be subject to such reasonable limitations as the party having custody or control thereof may impose to preserve the confidentiality of information contained therein.

6.4           Access.  Prior to the Closing, the Company shall provide the Purchaser and advisors and other representatives reasonable access during regular business hours and upon reasonable notice to the Company’s properties, books and records and shall provide to the Purchaser such financial and operating data and other information concerning the Purchased Assets and Assumed Liabilities as the Purchaser shall from time to time reasonably request.

6.5           Purchase of Plasmid.  Within 30 Days after the Closing, the Company shall enter into a Supply Agreement on commercially reasonable terms with respect to the supply of Products by the Purchaser to the Company for its internal use (the “Supply Agreement”) with the Purchaser.

6.6           Assignments of Assumed Contracts.  The Company shall provide such reasonable assistance as the Purchaser shall request (which in no event shall include performance by the Company of any obligations under such Assumed Contracts) in providing for a smooth transition of the Assigned Contracts that are supply contracts to the Purchaser.

ARTICLE VII
COVENANTS OF THE PURCHASER

7.1           Further Assurances.  At any time or from time to time after the Closing, the Purchaser shall, at the sole cost and expense of the Company, execute and deliver any further instruments or documents and take all such further action as the Company shall reasonably request to evidence the consummation of the transactions contemplated hereby.

7.2           Confidentiality.  Unless otherwise consented to by the Company, the Purchaser shall keep strictly confidential, and shall not disclose to any Person, the terms or existence of this Agreement, the Ancillary Agreements or the transactions contemplated hereby or thereby; provided, however, that the Purchaser may disclose such information to the extent required by any Legal Requirement, in which event the Purchaser shall provide the Company with prompt written notice of such requirement, so that the Company may seek an appropriate protective order or other remedy (as to which the Purchaser shall provide reasonable cooperation).

7.3           Books and Records.  From the Closing Date until the fifth anniversary thereof, the Purchaser shall provide the Company with access to the business records, contracts and other information of the Purchaser existing at the Closing Date and relating to the Purchased Assets and the Assumed Liabilities as is reasonably necessary for (a) the preparation for or the prosecution or defense of any Proceeding or investigation; (b) the preparation and filing of any tax return or election relating the Purchased Assets or the Assumed Liabilities and any audit by any taxing authority of any returns of the Company relating thereto and (c) the preparation and filing of any other documents required by any Governmental Authority to be prepared and filed by or on behalf of the Company.  The Company shall reimburse the Purchaser for all reasonable out-of-pocket costs and expenses incurred by the Purchaser in providing such information and in rendering such assistance.  The access to files, books and records contemplated by this Section 7.3 shall be during normal business hours and upon reasonable notice and shall be subject to such reasonable limitations as the Purchaser may impose to preserve the confidentiality of information contained therein.

7.4           Arrangement with Administaff and Other Employee Matters.  The Purchaser shall offer full-time employment to all employees of the Company who are listed on Schedule 7.4 hereto other than those who as of immediately prior to the Closing are no longer employed by the Company (such employees who are offered employment, the “Employees”) upon terms (including with respect to compensation, benefits, vacation and recognition of service time and seniority) substantially similar to (or, at the option of the Purchaser, more favorable to) the Employees as those on which the Employees were employed by the Company as of the date hereof.  Employment of the Employees by the Purchaser will be in accordance with the Purchaser’s employment practices and policies and without a commitment to any particular term.  For purposes of this Section 7.4, “Employees” shall include those individuals performing services for the Company who are co-employed by the Company and Administaff under the Administaff Agreement and for purposes of satisfying its obligations hereunder, the Purchaser may employ such employees in conjunction with Administaff.  For avoidance of doubt, any and all the salaries accrued but not fully paid to the Employees as of the Closing Date shall not be included as the Assumed Liabilities and the Company itself shall have the sole responsibility thereto.

7.5           Purchase of Plasmid.  Within 30 Days after the Closing, the Purchaser shall enter into the Supply Agreement with the Company.

7.6          Purchase Price.  Except with respect to the Closing Payment (the payment of which is addressed in Section 3.2(a)), the Purchaser shall make all payments of the Purchase Price, by wire transfer of immediately available funds to an account designated by the company from time to time, as and when the same shall become due, as specified in Section 2.2(a)(i) hereof.

ARTICLE VIII
CONDITIONS TO THE PURCHASER’S OBLIGATIONS

The obligations of the Purchaser to consummate the transactions contemplated hereby at the Closing shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions:

8.1           Representations and Warranties True and Correct.  All of the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (i) on and as of the date of this Agreement and (ii) on and as of the Closing Date, as if made on and as of the Closing Date, except in both cases for representations and warranties that contain material adverse effect or other materiality qualifications, which shall be true and correct in all respects.

8.2           Covenants and Agreements Performed.  The Company shall have performed or complied with, in all material respects, all covenants and obligations required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

8.3           Company Closing Certificate.  The Purchaser shall have been furnished with a certificate executed by the Company (the “Company Closing Certificate”), dated the Closing Date, certifying that the conditions set forth in Sections 8.1 and 8.2 with respect to the Company have been fulfilled at or prior to the Closing Date.

8.4           No Prohibition.  No Legal Requirement or Order shall be in effect, or Proceeding pending or threatened, that restrains or prevents, or would restrain or prevent, the Purchaser from consummating the transactions contemplated hereby or would adversely affect the conduct of the Business substantially in the manner that the Business was being conducted immediately prior to the Closing.

8.5           Consents.  The Company shall have obtained the consents set forth on Schedule 4.2(1) all in forms reasonably acceptable to the Purchaser.

8.6           Assignment.  The Company shall have executed an Assignment and Assumption Agreement substantially in the form of Exhibit A hereto (the “Assignment”).

8.7           Intellectual Property Assignments.  The Company shall have executed the Intellectual Property Assignment substantially in the form of Exhibit B hereto (the “IP Assignment”).

8.8           Sublease.  The Company shall have executed the Sublease with respect to the Purchaser’s facility at 2700 Research Forest Boulevard, Suite 180a, The Woodlands, Texas 77381 in form and substance satisfactory to the Company and the Purchaser (the “Sublease”) within 15 days of signing of this Agreement

ARTICLE IX
CONDITIONS TO THE COMPANY’S OBLIGATIONS

The obligations of the Company to consummate the transactions contemplated hereby at the Closing shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions:

9.1           Representations and Warranties True and Correct.  All of the representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects (i) on and as of the date of this Agreement and (ii) on and as of the Closing Date, as if made on and as of the Closing Date, except in both cases for representations and warranties that contain material adverse effect or other materiality qualifications, which shall be true and correct in all respects.

9.2           Covenants and Agreements Performed.  The Purchaser shall have performed or complied with, in all material respects, all covenants and agreements required by this Agreement to be performed or complied with by the Purchaser prior to or on the Closing Date.

9.3           Purchaser Closing Certificate.  The Company shall have been furnished with a certificate executed by an officer of the Purchaser (the “Purchaser Closing Certificate”), dated the Closing Date, certifying that the conditions set forth in Sections 9.1 and 9.2 have been fulfilled at or prior to the Closing Date.

9.4           No Prohibition.  No Legal Requirement or Order shall be in effect that restrains or prevents, or would restrain or prevent, the Stockholders or the Company from consummating the transactions contemplated hereby.

9.5           Consents.  The Purchaser shall have obtained the consents set forth on Schedule 5.2 in forms reasonably acceptable to the Stockholders and the Company.

9.6           Payment of Closing Payment.  The Purchaser shall have delivered the Closing Payment to the Company in the manner set forth in Section 3.2(a).

9.7           Assignment.  The Purchaser shall have executed the Assignment.

9.8           Sublease.  The Purchaser shall have executed the Sublease within 15 days of signing of this Asset Purchase Agreeement

ARTICLE X
TERMINATION PRIOR TO CLOSING; REORGANIZATION

10.1         Termination.  This Agreement may be terminated at any time prior to the Closing:

(a)           By the written consent of the Purchaser and the Company;

(b)           By either the Purchaser, on the one hand, or the Company and the Stockholders, on the other hand, by written notice given to the other, if the Closing shall not occur on or before [July 31, 2008] (other than through the failure of the party seeking to terminate this Agreement to comply fully with such party’s covenants or obligations under this Agreement); or

(c)                                 By either the Purchaser, on the one hand, or the Company and the Stockholders, on the other hand, by written notice given to the other, if there has been a material breach of any provision of this Agreement by (i) the Company, in the case of notice from the Purchaser or (ii) the Purchaser, in the case of notice from the Company, provided, however, that the Person receiving such notice shall have the opportunity to cure any such breach for seven Business Days after the date the notice is provided before any such termination shall be effective.

10.2                          Effect on Obligations.  Termination of this Agreement pursuant to Section 10.1 hereof shall terminate all obligations of the parties hereunder, except for their obligations under Article XI and Article XII hereof and Sections 6.2 and 7.2 hereof.

ARTICLE XI

SURVIVAL; INDEMNIFICATION AND OFFSET

11.1                          Survival.  The covenants, agreements, representations and warranties contained herein shall survive the Closing until the expiration of the statute of limitations applicable thereto.

11.2                          Indemnification.

(a)                                 The Company shall indemnify and defend the Purchaser and each of its directors, officers, employees, agents and other Affiliates and their respective successors and assigns (together, the “Purchaser Indemnitees”), and shall hold each of them harmless from and against, all Losses that are incurred or suffered by any of them in connection with, arising out of or resulting from:

(i)                                     Any misrepresentation or breach of any warranty made by the Company in this Agreement or any Ancillary Agreement; and

(ii)                                  Any breach of any covenant or obligation of any of the Company in this Agreement or any Ancillary Agreement to which such Person is a party.

(b)                                The Purchaser shall indemnify the Company and each of its directors, officers, employees, agents and other Affiliates, as applicable (together, the “Company Indemnitees”), and shall hold each of them harmless from and against, all Losses that are incurred or suffered by any of them in connection with, arising out of or resulting from:

(i)                                     Any misrepresentation or breach of any warranty made by the Purchaser in this Agreement or any Ancillary Agreement;

(ii)                                  Any breach of any covenant or obligation of the Purchaser in this Agreement or any Ancillary Agreement; and

(iii)                               The Purchased Assets and the Assumed Liabilities.

11.3                          Notice of Indemnity Claims.  If any Purchaser Indemnitee or Company Indemnitee entitled to or seeking indemnification hereunder (an “Indemnified Party”) (i) determines that any event, occurrence, fact, condition or Claim gives rise, or could reasonably be expected to give rise to, Losses for which such Indemnified Party is or may be entitled to, or may seek, indemnification under this Agreement; (ii) otherwise identifies an event, occurrence, fact, condition or Claim giving rise, or that could reasonably be expected to give rise, to a right of indemnification hereunder in favor of such Indemnified Party or (iii) with respect to any Third Party Claim, becomes aware of the assertion of any Claim or of the commencement of any Proceeding at law or in equity (any of the foregoing, an “Indemnity Claim”), such Indemnified Party shall promptly notify the party obligated to provide indemnification or from whom indemnification is being or will be sought (the “Indemnifying Party”) in writing of such Indemnity Claim (a “Claim Notice”), describing in reasonable detail the facts giving rise to the claim for indemnification under this Agreement and shall include in such Claim Notice the amount or the method of computation of the amount of such Indemnity Claim (if then known) and a reference to the provision of this Agreement upon which such Indemnity Claim is based; provided, however, that the failure of any Indemnified Party to give timely notice thereof shall not affect any of the Indemnified Party’s rights to indemnification hereunder nor relieve the Indemnifying Party from any of the Indemnified Party’s indemnification obligations hereunder, except to the extent the Indemnifying Party is actually prejudiced by such failure in the Indemnified Party’s defense of the Indemnity Claim.  Any Claim Notice not relating to a Third Party Claim shall specify the nature of the Losses and the estimated amount thereof.

11.4                           Third-Party Claims.  Any obligation to provide indemnification hereunder with respect to any Proceeding by or against any Person other than any party hereto, including any Governmental Authority (a “Third Party Claim”), shall be subject to the following terms and conditions:

(a)                                  Upon receipt of a Claim Notice in respect of any Third Party Claim, the Indemnifying Party shall be entitled, at its option and its sole cost and expense and upon written notice (the “Defense Notice”) to the Indemnified Party within 30 days of its receipt of such Claim Notice, to assume and control the defense, compromise, settlement and investigation of such Third Party Claim, and to employ and engage counsel reasonably acceptable to the Indemnified Party; provided, however, that the Indemnified Party may, at its option, participate in such defense, compromise, settlement and investigation at its sole cost and expense; provided, further, however, that if there exists a material conflict of interest between the Indemnified Party, on the one hand, and the Indemnifying Party, on the other hand, or if the Indemnified Party has been advised by counsel that there may be one or more defenses available to it that are different from or additional to those available to the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel at the cost and expense of the Indemnifying Party.

(b)                                 If the Indemnifying Party fails to undertake the defense and investigation of any such Third Party Claim as provided in Section 12.5(a), the Indemnified Party against which such Indemnity Claim has been asserted shall have the right to undertake the defense, compromise, settlement and investigation of such Indemnity Claim on behalf of, and at the reasonable cost and expense of and for the account and risk of, the Indemnifying Party.

11.5                           Settlement of Indemnity Claims.  The Indemnifying Party shall not, without the prior written consent of the Indemnified Party settle or compromise any Indemnity Claim or consent to the entry of any final Judgment that does not include as an unconditional term thereof the delivery by the claimant or plaintiff of a written release or releases from all Liability in respect of such Indemnity Claim of all Indemnified Parties affected by such Indemnity Claim and the sole relief for which are monetary damages that are paid in full by the Indemnifying Party.

11.6                           Exclusive Remedy. The indemnification provisions of this Article XI shall be the sole and exclusive remedy of each party hereto for any breach of any representation, warranty or pre-closing covenant and each party hereby waives its right to seek any other remedy therefor.

ARTICLE XII

MISCELLANEOUS

12.1                           Entire Agreement.  This Agreement together with the Ancillary Agreements and the certificates delivered hereunder constitutes the sole understanding of the parties with respect to the subject matter hereof.

12.2                           Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto; provided however, that this Agreement may not be assigned (either by operation of law or otherwise) (a) by the Company without the prior written consent of the Purchaser or (b) by the Purchaser without the prior written consent of the Company; provided, however, that the Company may assign this Agreement to a successor in connection with a sale of its business.

12.3                           Headings.  The headings of the Articles, Sections, and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

12.4                           Amendment; Modification and Waiver.  No amendment, modification, or waiver of the terms of this Agreement shall be binding unless the same shall be in writing and duly executed by all of the parties hereto, except that any terms of this Agreement may be waived in writing at any time by the party that is entitled to the benefits of such waived term.  No single waiver of any term of this Agreement shall be deemed to or shall constitute, absent an express statement otherwise, a continuous waiver of such term or a waiver of any other term hereof.  No delay on the part of any party in exercising any right, power, or privilege hereunder shall operate as a waiver thereof.

12.5                           Expenses.  Except as otherwise expressly provided herein, each of the parties hereto shall bear the expenses incurred by that party incident to this Agreement and the transactions contemplated hereby, including all fees and disbursements of counsel and accountants retained by such party, whether or not the transactions contemplated hereby shall be consummated.

12.6                           Notices.  Any notice, request, instruction, or other document to be given hereunder by any party hereto to any other party shall be in writing and shall be given by delivery in person, by electronic facsimile transmission, by a nationally recognized overnight courier or by registered or certified mail, postage prepaid (and shall be deemed given when delivered if delivered by hand, when transmission confirmation is received if sent by facsimile, three days after mailing if mailed, one Business Day after deposited for domestic delivery with a nationally recognized overnight courier service if delivered by overnight courier, and three

Business Days after deposited for international delivery with an internationally recognized overnight courier service), as follows:

if to the Company, to:

VGX Pharmaceuticals, Inc.
450 Sentry Parkway
Blue Bell, PA  19422
Attention:  Joseph Kim
Fax No.:  267-440-4242

with a copy to:

Duane Morris LLP
30 South 17th Street
Philadelphia, PA  19103
Attention:  Kathleen M. Shay
Fax No.:  215-979-1020

if to the Purchaser to:

VGXI, Inc.
2700 Research Forest Drive,

The Woodlands, Texas 7738

(Fax): 281.296.7333

or at such other address for a party as shall be specified by like notice.

12.7                           Governing Law; Consent to Jurisdiction.  This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania applicable to agreements made and to be performed wholly within that jurisdiction and without regard to the principles of conflicts of law.  Each party hereto, for itself and its successors and assigns, irrevocably agrees that any Proceeding arising out of or relating to this Agreement shall be instituted in the United States District Court for the Eastern District of Pennsylvania or in the absence of jurisdiction, the state courts of Philadelphia County, Pennsylvania, and generally and unconditionally accepts and irrevocably submits to the exclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any final judgment rendered thereby from which no appeal has been taken or is available in connection with this Agreement.  Each party, for such party and such party’s successors and assigns, irrevocably waives any objection such party may have now or hereafter to the laying of the venue of any such Proceeding, including any objection based on the grounds of forum non conveniens, in the aforesaid courts.  Each of the parties, for such party and such party’s successors and assigns, irrevocably agrees that all process in any such Proceedings in any such court may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address set forth in Section 12.6 of this Agreement or at such other address of which the other parties shall have been notified in accordance with the provisions of Section 12.6 of this Agreement such service being hereby acknowledged by the parties to be effective and binding service in every respect.  Nothing herein shall affect the right to serve process in any other manner permitted by law.

12.8                           No Third Party Beneficiaries.  This Agreement is intended and agreed to be solely for the benefit of the parties hereto and their permitted successors and assigns, and no other Person, including any employee of the Company shall be entitled to rely on this Agreement or accrue any Claim pursuant to, under, by, or through this Agreement.

12.9                           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

12.10                     Drafting of Agreement.  Each party acknowledges that such party has had the opportunity to participate in the drafting of this Agreement and to review this Agreement with legal counsel of its choice, and there shall be no presumption that ambiguities shall be construed or interpreted against the drafter, and no presumptions made or inferences drawn because of the inclusion of a term not contained in a prior draft or the deletion of a term contained in a prior draft.

12.11                     Savings Clause.  If any one or more of the terms hereof shall be adjudged, adjudicated, declared or deemed by a Governmental Authority to be invalid, illegal or void or unenforceable in any particular respect, this Agreement shall be construed as if the invalid, illegal, void or unenforceable term or part thereof had never been contained herein, and the remaining portions of this Agreement shall nonetheless continue in full force and effect.  If one or more of the terms, or part thereof, of this Agreement shall, for any reason, be adjudged, adjudicated, declared or deemed by any Governmental Authority to be excessive, then such terms shall be deemed reformed to the maximum limitations permitted by applicable law, and this Agreement shall be construed, by limiting and reducing its terms, so as to be enforceable to the extent compatible with the applicable law.

ARTICLE XIII

CERTAIN DEFINITIONS

13.1                           “Administaff” means Administaff Companies II, L.P.

13.2                           “Administaff Agreement” means that certain Client Services Agreement entered into between Administaff and the Company on March 17, 2003.

13.3                           “Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with, such Person.  For the purposes of this definition, “control” (including, with correlative meaning, the terms “controlling,” “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

13.4                           “Ancillary Agreements” means (a) the Assignment; (b) the IP Assignment; and (c) any other document specifically identified therein as an Ancillary Agreement.

13.5                           “Business Day” means any day other than a day on which banks in Philadelphia, Pennsylvania are required or authorized to be closed.

13.6                           “Claim” means any claim, suit, demand, cause of action, chose in action, right of recovery or right of set-off of whatever kind or description asserted by the claimant against any Person.

13.7                           “Code” means the Internal Revenue Code of 1986, as amended.

13.8                           “Contract” means any agreement, purchase order, sales order, contract or similar instrument, arrangement or commitment.

13.9                           “Encumbrances” means liens, security interests, pledges, equities, proxies, claims, charges, adverse claims, mortgages, rights of first refusal, preemptive rights, restrictions, encumbrances, easements, covenants, licenses, options or title defects of any kind whatsoever.

13.10                     “Governing Documents” means, with respect to the Company or the Purchaser, the articles or certificate of incorporation and the bylaws of the applicable corporation; (b) all Security holders’ Contracts, voting Contracts, voting trust Contracts, joint venture Contracts, registration rights Contracts or other Contracts or documents relating to the organization, management or operation of such corporation or relating to the rights, duties and obligations of the Security holders of any such corporation and (c) any amendment or supplement to any of the foregoing.

13.11                     “Governmental Authority” means any government, court, department, authority, commission, board, bureau, agency or official or other regulatory, administrative authority, whether (in each case) federal, foreign, state or local.

13.12                     “Governmental Authorization” means any permit, license or other authorization given or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Legal Requirement and required to:  (a) conduct the Business as currently conducted or (b) occupy, maintain, operate or use the Company’s assets or properties as currently maintained, operated or used.

13.13                     “IRS” means the Internal Revenue Service.

13.14                     “Legal Requirement” means any federal, state, local, municipal, foreign, international, multinational or other constitution, law, ordinance, principle of common law, code, regulation, statute or treaty.

13.15                     “Losses” means any and all losses, Liabilities, damages (including incidental and consequential damages), penalties, obligations, awards, fines, deficiencies, interest, Claims, diminution in value, costs and expenses whatsoever (excluding attorneys’, consultants’ and other professional fees and disbursements) resulting from, arising out of or incident to any matter for which indemnification is provided under this Agreement.

13.16                     “Liabilities” means with respect to any Person, means any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements of such Person.

13.17                     “Order” means any award, decision, injunction, judgment, order, ruling, subpoena or verdict entered, issued, made or rendered by any Governmental Authority or any arbitrator.

13.18                     “Permitted Encumbrances” means minor imperfections of title, none of which, individually or in the aggregate, detract from the value of the affected assets or properties, or impairs the use of the affected assets or properties or Liens for taxes that are not yet due or payable,.

13.19                     “Person” means an individual, corporation, partnership, association, limited liability company, trust, unincorporated organization, Governmental Authority, other entity or group.  For purposes of this definition, “group” means when two or more persons act as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding, or disposing of securities of an issuer.

13.20                     “Proceeding” means any action, arbitration, audit, hearing, investigation, litigation or suit commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority or arbitrator.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf as of the date first above written.

VGX PHARMACEUTICALS, INC.

By:	/s/	Niranjan Y. Sardesai
Niranjan Y. Sardesai
Title:		Senior VP, Research & Development

VGXI, INC.

By:	/s/	Byong Jin Kim
Byong Jin Kim
Title:		CEO

EXHIBIT A

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment”), dated as of June 10, 2008, between VGXI, Inc., a Delaware corporation (the “Assignee”), and VGX Pharmaceuticals, Inc., a Delaware corporation (the “Assignor”).

Background:

WHEREAS, the Assignor and the Assignee, have entered into an Asset Purchase Agreement dated as of June 10, 2008 (the “Agreement”);

WHEREAS, pursuant to the Agreement, the Assignor has agreed to sell, assign, convey, transfer and deliver the Purchased Assets to the Assignee;

WHEREAS, pursuant to the Agreement, the Assignee has agreed to assume the Assumed Liabilities; and

WHEREAS, capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1.                                       Assignment of Purchased Assets.  The Assignor, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, hereby sells, transfers, conveys and delivers to the Assignee, and the Assignee does hereby accept from the Assignor, all of the right, title and interest of the Assignor in and to all of the Purchased Assets free and clear of all Encumbrances, other than the Permitted Encumbrances.

2.                                       Assumption of Liabilities.  The Assignee hereby assumes and agrees to pay, perform and discharge the Assumed Liabilities.

3.                                       Modification and Waiver.  No amendment, modification, or alteration of the terms or provisions of this Assignment shall be binding unless the same shall be in writing and duly executed by the parties hereto, except that any of the terms or provisions of this Assignment may be waived in writing at any time by the party that is entitled to the benefits of such waived terms or provisions.  No single waiver of any of the provisions of this Assignment shall be deemed to or shall constitute, absent an express statement otherwise, a continuous waiver of such provision or a waiver of any other provision hereof (whether or not similar).  No delay on the part of any party in exercising any right, power, or privilege hereunder shall operate as a waiver thereof.

4.                                       Governing Law.  This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania applicable to agreements made and to be performed wholly within that jurisdiction.

5.                                       Disputes.  The respective rights of the Assignor, on the one hand, and the Assignee, on the other, with respect to the Purchased Assets and the Assumed Liabilities assigned and assumed hereby shall be governed by the Agreement.  In the event of a conflict between this Assignment and the Agreement, the Agreement shall control.  All disputes between the Assignor and the Assignee arising out of the obligations of the parties under this Assignment or concerning the meaning or interpretation of any provisions contained herein shall be resolved in accordance with the Agreement.

6.                                       Counterparts.  This Assignment may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed this Assignment as of the date first written above.

VGX PHARMACEUTICALS, INC.

By:	/s/	Niranjan Y. Sardesai
Niranjan Y. Sardesai
Title:		Senior VP, Research & Development

VGXI, INC.

By:	/s/	Byong Jin Kim
Byong Jin Kim
Title:		CEO